                                                          Exhibit 10(ii)(A)(vii)


                                TABLE OF CONTENTS
                                -----------------



         ARTICLE I    INTRODUCTION

        ARTICLE II    DEFINITIONS

       ARTICLE III    PLAN PARTICIPATION

        ARTICLE IV    ELIGIBILITY FOR PLAN BENEFIT

         ARTICLE V    AMOUNT OF PLAN BENEFIT

        ARTICLE VI    DEATH BENEFIT

       ARTICLE VII    ADMINISTRATION, FUNDING AND
                      PLAN MODIFICATION

      ARTICLE VIII    GENERAL CONDITIONS

                      AMENDMENT I

                      AMENDMENT II

                                    ARTICLE I
                                   ---------

                                  INTRODUCTION
                                  ------------



1.1 NAME OF PLAN. This Plan shall be known as the American Greetings Corporation Supplemental Executive Retirement Plan.



1.2 PURPOSE. The purpose of this Plan is to provide certain designated Executives with retirement benefits in excess of those provided under any other Company-sponsored plan, including the Pension Plan and the Profit Sharing Plan.



1.3 AMENDMENT TO PRIOR PLAN. This Plan constitutes a complete amendment to, full restatement of and continuation of the American Greetings Corporation Supplemental Executive Compensation Plan effective as of August 1, 1981. This amendment, restatement and continuation is made effective as of March 1, 1986.



1.4 EFFECT OF AMENDMENT. The amendment and restatement of this Plan shall have no adverse effect upon the benefits being paid to any Executive who was covered by the Plan as it existed immediately prior to March 1, 1986 (including the benefits payable to a Beneficiary of such former Executive); however, except as may be specifically provided for herein, no such benefit shall be increased solely by reason of this amendment and restatement of the Plan.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------



The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context.



2.1     ACCRUED BENEFIT shall have the meaning set forth in Section 5.1.



2.2 ASSUMED BONUS PERCENTAGE shall mean, for any Fiscal Year, the "assumed bonus award percentage" to which the Executive is entitled under the Executive Bonus Plan based on his job classification assuming a one hundred percent (100%) bonus award (using the schedule as set forth by the Board of Directors for the various levels of job classifications) is payable for said Fiscal Year.



2.3 BENEFICIARY shall mean any person or persons designated by the Executive under the Executive Life Insurance Plan to receive benefits under that plan in the event of his death; unless, the Executive specifically designates that another person or persons shall be the "beneficiary" entitled to receive benefits under this Plan in the event of his death. If no "beneficiary" is designated or there is no "beneficiary" surviving at the time of the Executive's death, "beneficiary" shall mean the Executive's estate.

2.4 BOARD OF DIRECTORS shall mean the "board of directors" of the Company or a person or persons designated to act specifically on matters relevant to this Plan as provided in a resolution of the "board of directors".



2.5 COMPANY shall mean American Greetings Corporation, an Ohio corporation and any successor thereto, and shall also include for the purpose of this Plan any member of the "controlled group" as said term is defined in the Profit Sharing Plan.



2.6 COMPENSATION shall mean, as to any calendar year preceding the calendar year in which the Executive reaches his Normal Retirement Date, his total earned base annual pay. In the event said Executive becomes disabled and is eligible for and receiving benefits under the Long Term Disability Plan, his participation in the Plan shall be deemed to continue and, therefore, his "Compensation" shall be assumed to continue in the same amount it was as of the calendar year preceding the date he became disabled.



2.7     EFFECTIVE DATE shall mean March 1, 1986.



2.8 EXECUTIVE shall mean any member of the management of the Company, designated as such by the Board of Directors.

2.9 EXECUTIVE LIFE INSURANCE PLAN shall mean the American Greetings Corporation Executive Life Insurance Plan, which is a plan maintained by the Company to provide life insurance benefits to its Executives.



2.10 FINAL AVERAGE COMPENSATION shall mean an amount, expressed in dollars and cents, derived by summing (a) the average of the Executive's two (2) calendar years of Compensation which will afford the highest average, and (b) which is the product derived from multiplying (i) the average of the Executive's two (2) calendar years of Compensation which will afford the highest average by (ii) the average of the Executive's two (2) Fiscal Year Assumed Bonus Percentages which will afford the highest average (or, if only one (1) Assumed Bonus Percentage is ever applicable as to a given Executive, said Assumed Bonus Percentage shall be deemed to be the highest average).



2.11 FISCAL YEAR shall mean the period which begins on March 1 of each year and ends on the last day of February of the next succeeding year.



2.12 LONG TERM DISABILITY PLAN shall mean the American Greetings Corporation Long Term Disability Plan, which is a welfare plan maintained by the Company to provide longer-term disability benefits to its employees.

2.13 PARTICIPANT shall mean any Executive who is or becomes eligible to participate in this Plan in accordance with the provisions of Sections
        3.1 or 3.2.



2.14 PENSION PLAN shall mean American Greetings Corporation Employees' Retirement Income Guarantee Plan, as amended from time to time.



2.15 PENSION PLAN BENEFIT shall mean the accrued, nonforfeitable monthly benefit (if any) to which an Executive is entitled under the Pension Plan.



2.16 PENSION PLAN BENEFIT OFFSET shall mean the portion of a Participant's Pension Plan Benefit (calculated on a straight life annuity basis and expressed in dollars and cents) to which he, in the event of his death, or his Beneficiary is entitled as of the actual date said benefit commences.



2.17 PLAN shall mean the American Greetings Corporation Supplemental Executive Retirement Plan, as set forth in this instrument, as amended from time to time.



2.18    PLAN ADMINISTRATOR shall mean the person, persons or entity set forth in
        Section 7.1.

2.19 PLAN BENEFIT shall mean the amount of benefit for which a Participant is eligible pursuant to Article IV and calculated in accordance with
        Article V.



2.20 PROFIT SHARING PLAN shall mean the American Greetings Corporation Employees' Retirement Profit Sharing Plan, as amended from time to time.



2.21 SCHEDULE shall mean a tabular summary of reduction factors referred to in Article V, which summary is attached to and made a part of this Plan.



2.22 SERVICE shall mean all periods of time that an Executive is in the employment of the Company (including acquired companies), up to but not beyond said Executive's Normal Retirement Date. Service shall include any period or periods of time an Executive (who is also a Plan Participant) is disabled and eligible for and receiving benefits under the Long Term Disability Plan, but in no event beyond age 65. Said "service" shall be calculated and determined in the sole discretion of the Board of Directors.



In this document, unless the context clearly requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine.

                                  ARTICLE III
                                  -----------

                               PLAN PARTICIPATION
                               ------------------



3.1 PARTICIPATION AS OF THE EFFECTIVE DATE. Each Executive who was a Participant of the Plan on the day before the Effective Date shall automatically be a Participant of this Plan as of the Effective Date.



3.2 PARTICIPATION AFTER THE EFFECTIVE DATE. Any other Executive shall become a Participant of this Plan on the date he is designated as such by the Board of Directors.



3.3 TERMINATION OF PARTICIPATION. Any Participant's participation in this Plan may be discontinued at any time by the Board of Directors, which discontinuation shall be set forth in writing and copies of such discontinuation shall be delivered to the Participant and the Plan Administrator. Subject to the provisions of Section 8.2, if, at the time of a Participant's discontinuation of participation, he has a right to a benefit based on the provisions of this Plan, said right shall not be forfeitable and he shall be entitled to receive a benefit solely in accordance with the provisions of the Plan at the time of his discontinuation of participation.









                                     III-1

                                   ARTICLE IV
                                   ----------

                          ELIGIBILITY FOR PLAN BENEFIT
                          ----------------------------



4.1 NORMAL/LATE RETIREMENT DATE. The Normal Retirement Date of a Participant shall be the first day of the month coinciding with or next following attainment of age 65. If a Participant retires after his Normal Retirement Date, said date shall be his Late Retirement Date.



4.2 EARLY RETIREMENT DATE. A Participant who has not reached his Normal Retirement Date may retire on the first day of any month coinciding with or next following:


        (a) Attainment of age 55 and completion of twenty (20) years of Service; or


        (b) A date selected in the sole discretion of the Board of Directors irrespective of said Participant's age or years of Service.



4.3 VESTING DATE. A Participant's Vesting Date shall be the first day of the month coinciding with or next following the date as of which he has attained age 45 and has completed twenty (20) years of Service, and:


        (a)     His employment has been terminated unilaterally by the Company;
                or



                                      IV-l

        (b) His classification of Executive group has been eliminated from coverage under the Plan; or


        (c) He voluntarily ends his employment because of a demotion to non-Executive status; or


        (d) He is demoted to non-Executive status but remains in the employment of the Company.


        If a Participant terminates employment on such Vesting Date, he shall be eligible to commence to receive a Plan Benefit on his Normal Retirement Date or on an Early Retirement Date (commencing at or after age 55). If a Participant's employment with the Company does not terminate on said Vesting Date, his participation in this Plan shall nonetheless terminate as of said Vesting Date and his Accrued Benefit shall be computed and frozen as of said date and payable at the time or times provided for herein.



4.4 DISABILITY RETIREMENT DATE. A Participant who becomes disabled and who is eligible for and receiving benefits under the Long Term Disability Plan may retire on the later of the first day of the month coinciding with or next following:


        (a)     Attainment of age 65, or


        (b)     Cessation of benefit payments under the Long Term Disability
                Plan.

                                   ARTICLE V
                                   ---------

                             AMOUNT OF PLAN BENEFIT
                             ----------------------



5.1 ACCRUED BENEFIT. The term monthly "accrued benefit" means, as of any date, a monthly benefit commencing on a Participant's Normal Retirement Date in an amount equal to one-twelfth (1/12th) of the product of one percent (1%) of a Participant's Final Average Compensation times years of Service up to a maximum of twenty (20) years of Service.



5.2 NORMAL/LATE PLAN BENEFIT. The Normal/Late Plan Benefit payable to a Participant who retires on his Normal/Late Retirement Date shall equal:


        (a)     His Accrued Benefit determined as of his Normal Retirement Date,


        (b)     Minus his Pension Plan Benefit Offset, if any.



5.3 EARLY PLAN BENEFIT. The Early Plan Benefit payable to a Participant who retires on an Early Retirement Date shall equal his Accrued Benefit determined as of such Early Retirement Date:


        (a) Reduced by the appropriate reduction factor specified in the Schedule,


        (b)     Minus his Pension Plan Benefit Offset, if any.


                                      V-l

        Except as otherwise provided in the next succeeding sentence, Early Plan Benefit payments shall commence on the later of a Participant's earliest Early Retirement Date or the first day of the month coinciding with or next following his attainment of age 55. In lieu of commencing to receive his Early Plan Benefit on such date, a Participant may defer the commencement of his payments to the first day of any month but not beyond his Normal Retirement Date; provided that he submits written notification to the Plan Administrator at least sixty (60) days before the date he wishes to have his Early Plan Benefit commence.



5.4 VESTED PLAN BENEFIT. The Vested Plan Benefit payable to a Participant who has attained a Vesting Date shall equal his Accrued Benefit determined as of the date his participation in the Plan terminates, which amount shall be adjusted as described in:


        (a) Section 5.3(b), if the Participant does not make written request for his Plan Benefit to commence before retiring on his Normal Retirement Date, or


        (b) Section 5.3(a) and (b), if the Participant submits a written request at least sixty (60) days before the date on which he wishes to retire to have his Plan Benefit commence, which date may be the first day of any month coinciding with or next following his attainment of age 55.

5.5 DISABILITY PLAN BENEFIT. The Plan Benefit payable to a Participant who retires on a Disability Retirement Date shall equal:


        (a)     His Accrued Benefit determined as of his Disability Retirement
                Date,


        (b)     Minus the applicable Pension Plan Benefit Offset, if any.


        Anything in this Plan to the contrary notwithstanding, an Executive who becomes disabled on or after an Early Retirement Date but ceases to be disabled before his Disability Plan Benefit would have otherwise commenced shall be eligible to receive an Early Plan Benefit as provided for in Section 5.3.



5.6 FORM OF PAYMENT. All Plan Benefits payable under this Plan will be made on a one hundred eighty (180) month certain and continuous basis, under which the Participant's Plan Benefit is payable to him for his lifetime, with the provision that upon his death after the commencement of payments to him and before a total of one hundred eighty (180) monthly payments shall have been made, the balance of said monthly payments will be paid to his Beneficiary.

5.7 RECALCULATION OF PLAN BENEFITS. Anything in this Plan to the contrary notwithstanding, any Plan Benefit calculated and payable under this Plan, whether it is payable to a Participant or a Beneficiary named under this Plan or named under the Pension Plan, shall be offset by any benefit payment due from the Pension Plan (including the value of a lump sum cashed out benefit, if any) as of the first day of the month on which such Pension Plan payment commences.

                                   ARTICLE VI
                                   ----------

                                 DEATH BENEFIT
                                 -------------



6.1     ELIGIBILITY FOR DEATH BENEFIT. Upon the death of:


        (a) A Participant who was an Executive at his date of death and was then eligible to have elected to retire on an Early or Normal/Late Retirement Date (including a Participant receiving benefits under the Long Term Disability Plan who became disabled on or after the date as of which he was eligible to retire on an Early Retirement Date); or


        (b) A Participant who was retired on an Early Retirement Date but who had not yet commenced to be paid a Plan Benefit; or


        (c)     A former Participant who becomes such in accordance with Section
                4.3 and dies on or after attaining age 55,


        a benefit shall be paid to his Beneficiary commencing as of the first day of the month coinciding with or next following his date of death or the month he would have attained age 55, if later.












                                      VI-l

6.2 AMOUNT OF DEATH BENEFIT. The amount of benefit payable to said deceased Participant's Beneficiary shall be determined as of its commencement date, as if the deceased Participant had retired (or begun to receive his Plan Benefit) on such date and had then died with the form of payment prescribed in Section 5.6 in force.

                                  ARTICLE VII
                                  -----------

                 ADMINISTRATION, FUNDING AND PLAN MODIFICATION
                 ---------------------------------------------



7.1 PLAN ADMINISTRATOR. The "administrator" of this Plan shall be the Treasurer of the Company, who shall serve in this capacity at the pleasure of the Board of Directors. The Plan Administrator shall determine the amount of any payments made from this Plan, which payments shall be subject to the approval of the Board of Directors. The records of the Plan Administrator and Company shall be conclusive in respect to all matters in the administration of the Plan.



7.2 APPLYING FOR BENEFITS. A letter must be filed with the Plan Administrator by the Participant at least sixty (60) days prior to the date said participant wishes to commence to receive his Plan Benefit.



7.3 EXPENSES. All costs and expenses incurred in the administration of this Plan shall be paid by the Company.



7.4 FUNDING PROHIBITION. This Plan shall be and shall remain unfunded. All benefits due or payable under this Plan shall be paid from the general assets of the Company.









                                      VII-l

7.5 PLAN INTERPRETATION. All questions of interpretation, construction or application arising under this Plan shall be decided by the Plan Administrator, subject to the approval of the Board of Directors, which decisions shall be final and conclusive upon all persons.



7.6 TERMINATION, SUSPENSION OR AMENDMENT OF THE PLAN. The Board of Directors may, in its sole discretion, terminate, suspend or amend this Plan at any time. No such termination, suspension or amendment shall adversely affect:


        (a) The benefits or rights thereto of any Participant who has retired, whether or not he has commenced to receive a Plan Benefit; or


        (b) The right of any Participant to receive the amount, on an immediate or deferred basis, computed under Article V to which he would be entitled under this Plan prior to its suspension, termination or amendment taking into account such person's age, Service and Final Average Compensation as of the date of such termination, suspension or amendment;












                                      VII-2
provided, however, that subsections (a) and (b) above shall not apply to any such termination, suspension or amendment if a change has occurred in the law (or the interpretation of such laws) which would result in an adverse effect to the Company or such Participants if this Plan were to remain in effect and unamended in its form immediately prior to such occurrence.







































                                     VII-3

                                  ARTICLE VIII
                                  ------------

                               GENERAL CONDITIONS
                               ------------------



8.1 NO ASSIGNMENT OF BENEFIT. It is a condition of this Plan and all rights of each Participant shall be subject thereto, that no right or interest of any Participant of the Plan shall be assignable or subject to execution, garnishment, attachment, pledge, bankruptcy or levy of any kind, but excluding devolution by death or mental incompetency. Further, no interest of a Participant and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest of any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment, or encumbrance by or through a Participant. If any attempt is made to alienate, pledge or charge any such interest of any such benefit for any debt, liabilities in tort or contract, or otherwise, of any Participant contrary to the prohibitions of the preceding sentence, then the Plan Administrator in his discretion may suspend or forfeit the interest of such person and during the period of such suspension, or in the case of forfeiture, the Plan Administrator shall hold such interest for the benefit of, or shall make the benefit payments to which such Participant would otherwise be entitled to, to the Beneficiary or to some member of the Participant's or Beneficiary's family to be selected in the sole discretion of the Board of Directors.




                                     VIII-1

8.2 FORFEITURE OF BENEFITS. Anything in this Plan to the contrary notwithstanding, the Company shall be relieved of any and all obligations to commence to pay or continue the payment of benefits under this Plan, if any Executive, who is otherwise entitled, to a Plan Benefit, shall:


        (a) At any time up to ten (10) years after his retirement, acquire five percent (5%) or more of the voting stock of a competing business or, without written consent of the Company, be employed as a director, officer, employee, consultant, advisor, partner or owner of a "competing business", where a competing business shall be any business which is substantially similar to the whole or any part of the business conducted by the Company;


        (b) Fail to act as a consultant to the Company, upon its request, subsequent to said Executive's termination of employment; provided, said Executive is reimbursed at a reasonable rate of compensation for the services being rendered;


        (c)     Divulge any trade secrets;


        (d) Commit, attempt to commit or allegedly commit a felony, or engage in the commission of a felonious act of any type.







                                     VIII-2

8.3 NO IMPLIED RIGHTS. No Participant or any other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in it. The Company may terminate the employment of any Executive or other employee as freely and with the same, effect as if this Plan were not in operation.









































                                     VIII-3

                         AMERICAN GREETINGS CORPORATION
                         ------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------


                                   SCHEDULE A
                                   ----------



                         Reduction Factors for Benefits
                            Payable Prior to Age 65
                            -----------------------



      Age* At Which                         Reduction
     Benefits Begin                           Factor
     --------------                           ------

          65                                   0.00%
          64                                   2.88
          63                                   5.76
          62                                   8.64
          61                                  11.52
          60                                  14.40
          59                                  17.28
          58                                  20.16
          57                                  23.04
          56                                  25.92
          55                                  28.80



     * For completed months of age, use straight line interpolation


                                AMENDMENT NO. 1
                                ---------------

                                       To

                         American Greetings Corporation
                     Supplemental Executive Retirement Plan
                     --------------------------------------


WHEREAS, American Greetings Corporation, an Ohio Corporation, (hereinafter referred to as the "Company") hereby adopts this Amendment No. 1 to the American Greetings Corporation Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan").


WHEREAS, pursuant to Section 7.6 of the Plan, the Company reserves the right to make amendments thereto; and


NOW, THEREFORE, the Company hereby amends the Plan as follows:


1. Section 2.2 of the Plan is hereby amended in its entirety to read as follows:


        "2.2 SERVICE shall be determined in the sole discretion of the Board of Directors and shall generally mean all periods of time that an Executive is in the employment of the Company up to but not beyond said Executive's Normal Retirement Date, including any period or periods of time said Executive (who is also a Plan Participant) is disabled and eligible for and receiving benefits under the Long Term Disability Plan, but in no event beyond his Normal Retirement Age."

2. This Amendment No. 1 shall be effective_________________________________.


IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 1 to be executed on this _________ day of ____________________.



                                          AMERICAN GREETINGS CORPORATION




                                          By__________________________________



                                          Its_________________________________

                                AMENDMENT NO. 2
                                ---------------

                                       To

                         American Greetings Corporation
                     Supplemental Executive Retirement Plan
                     --------------------------------------


WHEREAS, American Greetings Corporation, an Ohio Corporation, (hereinafter referred to as the "Company") hereby adopts this Amendment No. 2 to the American Greetings Corporation Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan").


WHEREAS, pursuant to Section 7.6 of the Plan, the Company reserves the right to make amendments thereto; and


NOW, THEREFORE, the Company hereby amends the Plan as follows:


1. Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

        "2.15 PENSION PLAN BENEFIT shall mean the accrued nonforfeitable monthly benefit (if any) to which an executive is entitled under the Pension Plan calculated on a straight life annuity basis."


2. Section 2.16 of the Plan is hereby amended in its entirety to read as follows:

        "2.16 PENSION PLAN BENEFIT OFFSET shall mean the amount of the Participant's Pension Plan Benefit to which he (or, in the event of his death, his Beneficiary) is entitled as of the actual date said benefit is or commences to be paid from the Pension Plan, which amount is adjusted as of said date to a value equivalent to a one hundred eighty (180) month certain and continuous benefit."

3. Section 5.7 of the Plan is hereby amended to delete the words, "as of the first day of the month on which such Pension Plan payment commences" and substitutes a period therefor.




4.      This Amendment No. 2 shall be effective _________________, _________.


IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 2 to be executed on this ________ day of ______________________.


                                            AMERICAN GREETINGS CORPORATION





                                            By__________________________________



                                            Its_________________________________